FORM OF AGREEMENT

CLEAN ENERGY TECHNOLOGIES, INC.

2990 Redhill Ave,

Costa Mesa, California 92626

Telephone: (949) 273-4990

Subject to the terms and conditions of the shares of common stock (the “Shares”) described in the Clean Energy Technologies, Inc. (the “Company”) Offering Circular dated ___, 20__ (the “Offering”), I (the “Purchaser”) hereby irrevocably subscribe to purchase the number of shares of Common Stock for a purchase price per share, each as set forth on the signature page below. Enclosed with this Agreement (the “Agreement”) is evidence of the Purchaser’s ACH, wire transfer made in accordance with the instructions below or check or money order made payable to “Clean Energy Technologies, Inc.” evidencing the total purchase price for the Shares subscribed as set forth on the signature page below.

Purchaser agrees that Purchaser’s subscription is conditioned upon acceptance by the Company and subject to additional conditions described in the Offering Circular. Purchaser further agrees that the Company, in its sole discretion, may reject Purchaser’s subscription in whole or in part and may, without notice, allot to me a fewer number of Shares that Purchaser has subscribed for. In the event the Offering is terminated, all subscription proceeds will be returned without interest. Purchaser agrees that the Company may use any funds immediately upon acceptance of this Agreement and no funds will be held in escrow.

Purchaser agrees that when this Agreement is executed and delivered, it is irrevocable and binding to Purchaser. Purchaser further understands and agrees that Purchaser’s right to purchase Shares offered by the Company may be assigned or transferred to any third party without the express written consent of the Company.

Purchaser further certifies, under penalties of perjury, that: (1) the taxpayer identification number shown on the signature page of this Agreement is my correct identification number; (2) Purchaser is not subject to backup withholding under the Internal Revenue Code because (a) Purchaser is exempt from backup withholding; (b) Purchaser has not been notified by the Internal Revenue Service (the “IRS”) that Purchaser is subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that Purchaser is no longer subject to backup withholding; and (3) Purchaser is a U.S. citizen or other U.S. person (as defined in the instructions to Form W-9).

Purchaser understands that the aggregate number of Shares sold for the Company shall not exceed 300,000,000 shares or $10,000,000 (the “Maximum Offering”). The Company may accept subscriptions until the termination date given in the Offering Circular (the “Termination Date”). The Company may elect at any time to close all or any portion of this offering, on various dates at or prior to the Termination Date (each a “Closing Date”).

In the event of rejection of this subscription in its entirety, or in the event the sale of the Shares (or any portion thereof) is not consummated for any reason, this Agreement shall have no force or effect, except for Section 5 hereof, which shall remain in force and effect.

1 Purchase and Sale. Subject to the terms and conditions hereof, the Company shall sell, and the Purchaser shall purchase, the number of Shares indicated on the signature page hereof at the price so indicated.

1

2. Method of Subscription. The Purchaser is requested to complete and execute this agreement electronically or to print, execute and deliver two copies of this Agreement to the Company, at 2990 Redhill Ave, Costa Mesa, California 92626 along with payment to Clean Energy Technologies, Inc. in the amount of the aggregate purchase price of the Shares subscribed (the “Funds”), as set forth on the signature page. The Company reserves the right in its sole discretion, to accept or reject, in whole or in part, any and all subscriptions for Shares.

3. Subscription and Purchase.

a) Offering. The Offering will begin on the qualification date of the Offering Statement and continue until the Company has sold all of the Shares offered hereby or on such earlier date as the Company may close or terminate the Offering. Any subscription for Shares received will be rejected by the Company within 30 days of receipt thereof or the termination date of this Offering, if earlier.

b) Payment. Contemporaneously with the execution and delivery of this Agreement, Purchaser shall pay the Purchase Price for the Shares by check, ACH debit transfer, wire transfer or money order made payable to Clean Energy Technologies, Inc. and if by wire transfer or ACH to:

__________________________

__________________________

___________________________

c) Receipt of Payment. Upon receipt of the Funds by the Company, Purchaser shall receive notice and evidence of the digital entry (or other manner of record) of the number of Shares owned by the Purchaser reflected on the books and records of the Company and verified by Colonial Stock Transfer, Inc. (the “Transfer Agent”) which books and records shall bear the notation that the Shares were sold in reliance upon Regulation A under the Shares Act of 1933, as amended (the “Act”).

d) Acceptance. If any such subscription is accepted, the Company will promptly deliver or mail to the Purchaser (i) a fully executed counterpart of this Agreement, (ii) a certificate or certificates for the Shares being purchased, registered in the name of the Purchaser or uncertificated shares by registering such shares in the Company’s books and records as book-entry shares and take all action necessary to provide Purchaser with evidence of the uncertificated book-entry shares and (iii) if the subscription has been accepted only in part, a refund of the Funds submitted for Shares not purchased. Simultaneously with the delivery or mailing of the foregoing, the Funds deposited in payment for the Shares purchased will be released to the Company. If any such subscription is rejected by the Company, the Company will promptly return, without interest, the Funds submitted with such subscription to the Purchaser.

e) No Escrow. The proceeds of this offering will not be placed into an escrow account. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

3. Representations and Warranties of the Company.

The Company represents and warrants to Purchaser that the following representations and warranties are true and complete in all material respects as of the date of each Closing Date, except as otherwise indicated. For purposes of this Agreement, an individual shall be deemed to have “knowledge” of a particular fact or other matter if such individual is actually aware of such fact. The Company will be deemed to have “knowledge” of a particular fact or other matter if one of the Company’s current officers has, or at any time had, actual knowledge of such fact or other matter.

(a) Organization and Standing. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Agreement and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

2

(b) Issuance of the Shares. The issuance, sale and delivery of the Shares in accordance with this Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Shares, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and non-assessable.

(c) Authority for Agreement. The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby (including the issuance, sale and delivery of the Shares) are within the Company’s powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon full execution hereof, this Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state Shares laws.

(d) No filings. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 4 hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Company in connection with the execution, delivery and performance by the Company of this Agreement except (i) for such filings as may be required under Regulation A or under any applicable state securities laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.

(e) Capitalization. The authorized and outstanding Shares of the Company immediately prior to the initial investment in the Shares is as set forth in the Offering Circular. Except as set forth in the Offering Circular, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements of any kind (oral or written) for the purchase or acquisition from the Company of any of its shares of Common Stock.

(f) Financial statements. Complete copies of the Company’s financial statements consisting of the balance sheets of the Company given in the Offering Circular and the related statements of income, stockholders’ equity and cash flows for the two-year period then ended (the “Financial Statements”) have been made available to the Purchaser and appear in the Offering Circular. The Financial Statements are based on the books and records of the Company and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations and cash flows of the Company for the periods indicated.

(g) Proceeds. The Company shall use the proceeds from the issuance and sale of the Shares as set forth in “Use of Proceeds” in the Offering Circular.

(h) Litigation. There is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body, or to the Company’s knowledge, currently threatened in writing (a) against the Company or (b) against any consultant, officer, manager, director or key employee of the Company arising out of his or her consulting, employment or board relationship with the Company or that could otherwise materially impact the Company.

3

4. Representations and Warranties of Purchaser. By executing this Agreement, Purchaser (and, if Purchaser is purchasing the Shares subscribed for hereby in a fiduciary capacity, the person or persons for whom Purchaser is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects as of such Purchaser’s respective Closing Date(s):

(a) Requisite Power and Authority. Such Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and other agreements required hereunder and to carry out their provisions. All action on Purchaser’s part required for the lawful execution and delivery of this Agreement and other agreements required hereunder have been or will be effectively taken prior to the Closing Date. Upon their execution and delivery, this Agreement and other agreements required hereunder will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

(b) Investment Representations. Purchaser is either an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act, or Purchaser must limit my investment in the Shares to a maximum of: 10% of my net worth or annual income, whichever is greater, if Purchaser is a natural person; or (ii) 10% of his or hers revenues or net assets, whichever is greater or, for Purchaser’s most recently completed fiscal year, if Purchaser is not natural person. Purchaser understands that if it is a natural person, he or she should determine Purchaser’s net worth for purpose of these representations by calculating the difference between Purchaser’s total assets and total liabilities. Purchaser understands this calculation must exclude the value of Purchaser’s primary residence and may exclude any indebtedness secured by Purchaser’s primary residence (up to an amount equal to the value of Purchaser’s primary residence). In the case of fiduciary accounts, net worth and/or income sutablity requirements may be satisfied by the beneficiary of he account or by the fiduciary, if fiduciary directly or indirectly provides funds for the purchase of the Shares.

(c) Illiquidity and Continued Economic Risk. Purchaser acknowledges and agrees that there is a limited public market for the Shares and that there is no guarantee that a market for their resale will ever exist. Purchaser must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Shares on any market or take any steps (including registration under the Shares Act or the Shares Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Shares. Purchaser acknowledges that Purchaser is able to bear the economic risk of losing Purchaser’s entire investment in the Shares. Purchaser also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Shares.

(d) Company Information. Purchaser understands that the Company is subject to all the risks that apply to early-stage companies, whether or not those risks are explicitly set out in the Offering Circular. Purchaser has had such opportunity as it deems necessary (which opportunity may have presented through online chat or commentary functions) to discuss the Company’s business, management and financial affairs with managers, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. Purchaser acknowledges that except as set forth herein, no representations or warranties have been made to Purchaser, or to Purchaser’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

(e) Valuation. The Purchaser acknowledges that the price of the Shares was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. The Purchaser further acknowledges that future offerings of Shares may be made at lower valuations, with the result that the Purchaser’s investment will bear a lower valuation.

(f) Domicile. Purchaser maintains Purchaser’s domicile (and is not a transient or temporary resident) at the address shown on the signature page.

(g) No Brokerage Fees. There are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement or related documents based on any arrangement or agreement binding upon Purchaser.

(h) Issuer-Directed Offering; No Underwriter. Purchaser understands that the offering is being conducted by the Company directly (issuer-directed) and the Company has not engaged a selling agent such as an underwriter or placement agent.

4

(i) Foreign Investors. If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable Shares or other laws of the Purchaser’s jurisdiction.

5. Survival of Representations. The representations, warranties and covenants made by the Purchaser herein shall survive the Termination Date of this Agreement.

6. Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada.

7. Notices. Notice, requests, demands and other communications relating to this Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed, telecopied or cabled, on the date of such delivery to the address of the respective parties as follows:

If to the Company,
to:	2990 Redhill Ave,
Costa Mesa, California 92626

If to a Purchaser, to Purchaser’s address as shown on the signature page hereto or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any notices, requests, demands or other communications by telecopy or cable shall be confirmed by letter given in accordance with (a) or (b) above.

8. Miscellaneous.

(a) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

(b) This Agreement is not transferable or assignable by Purchaser.

(c) The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon Purchaser and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns.

(d) None of the provisions of this Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Purchaser.

(e) In the event any part of this Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement.

(f) The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

5

(g) This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

(h) The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

(i) The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(j) This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(k) If any recapitalization or other transaction affecting the stock of the Company is effected, then any new, substituted or additional Shares or other property which is distributed with respect to the Shares shall be immediately subject to this Agreement, to the same extent that the Shares, immediately prior thereto, shall have been covered by this Agreement.

(l) No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

[SIGNATURE PAGE FOLLOWS]

6

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned, desiring to purchase Common Stock of Clean Energy Technologies, Inc. by executing this signature page, hereby executes, adopts and agrees to all terms, conditions and representations of the Subscription Agreement.

(a) The number of shares of Common Stock the undersigned hereby irrevocably subscribes for is: ________shares	____________ (print number of Shares)

(b) The aggregate purchase price for the Common Stock the undersigned hereby irrevocably subscribes for base on a purchase price per share is: $__________________	$_____________ (print aggregate purchase price)

(c) The Shares being subscribed for will be owned by, and should be recorded on the Company’s books as held in the name of:

____________________ (print name of owner or joint owners)	_____________________

I hereby represent and warrant that I meet the qualifications to purchase the Shares because:

[  ] I am a natural person, and the aggregate purchase price for the Shares I am purchasing in the Offering does not exceed 10% of my net worth or annual income, whichever is greater

[  ] I am a non-natural person and the aggregate purchaser price for the Shares I am purchasing in the Offering does not exceed 10% of my net worth or annual income, whichever is greater

[  ] I am an accredited Investor (Please complete Addendum A. If Addendum A is not completed your subscription will not be accepted.

Signature:

__________________________________

Name

Entity Name (if applicable)

__________________________________

Title (if applicable): ___________________

Email Address:______________________

Address:___________________________

__________________________________

Telephone Number: _________________

Social Security Number or (EIN)

________________________

Date: ____________________

If the Shares are to be purchased in joint names, both

Purchasers must sign

__________________________________

Name

Entity Name (if applicable)

__________________________________

Title (if applicable): ___________________

Email Address:______________________

Address:___________________________

__________________________________

Telephone Number: _________________

Social Security Number or (EIN)

________________________

Date: ____________________

7

Addendum A

Accredited Investor Questionnaire

THIS SECTION IS REQUIRED FOR ACCREDITED INVESTORS ONLY

If you marked in .Investor Eligibility Certifications that you are an accredited investor as that term is defined in Rule 501 of Regulation D of the Securities Act of 1933,please complete this Addendum A.

If a natural person. I hereby represent and warrant that (mark as appropriate):

[  ] I have an individual net worth, or joint net worth with my spouse. of more than S1,000.000; or

[  ] I have individual income in excess of $200,000 in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of those years and have a reasonable expectation of reaching the same income level in the current year or

[  ] I am a director, executive officer, or general partner of the Issuer):

If other than a natural person, I represent and warrant that I am: (mark as appropriate)

[  ] A bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934;

[  ] an insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940

[  ] a business development company as defined in section 2(a)(48) of that act;

a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

[  ] a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, that has total assets in excess of $5,000,000;

[  ] an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

[  ] an organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

Signature (Investor or authorized signatory)_____________________________Title: _________________

Joint Signature (Investor or authorized Signatory) _______________________ Title: ________________

8